UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 20, 2005
(Date of Report (Date of earliest event reported))

Municipal Mortgage & Equity, LLC

(Exact name of registrant as specified in its charter)

Delaware	011-11981	52-1449733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

621 East Pratt Street, Suite 300
Baltimore, Maryland		21202
(Address of principal executive offices)		(Zip Code)

(443) 263-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2005, Municipal Mortgage & Equity, LLC (the “Registrant”) amended its Warehousing Credit and Security Agreement, dated May 23, 2003, between the Registrant, MuniMae TEI Holdings, LLC, a Maryland limited liability company, MMA Mortgage Investment Corporation, a Florida corporation, MMA Construction Finance, LLC, a Maryland limited liability company, and MMA Capital Corporation (collectively, the “Borrower”) and Residential Funding Corporation, a Delaware corporation (the “Lender”) (the “Amendment”). The Amendment provides, among other things: that the agency portion of the facility that was scheduled to expire on April 30, 2005 is extended until July 31, 2005; that the non-utilization fee and compensating balance requirements will be eliminated; and that the limit for the agency portion of the facility is $75.0 million, with the remaining facility limited to $125.0 million. Attached as Exhibit 10.1 is a copy of the Amendment.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description of Document
10.1	Sixth Amendment to the Warehousing Credit and Security Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUNICIPAL MORTGAGE & EQUITY, LLC
Date: April 22, 2005	By:	/s/ William S. Harrison
William S. Harrison
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Sixth Amendment to the Warehousing Credit and Security Agreement.